UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2014

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 1, 2014, Pernix Group, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (“Annual Meeting”). Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2014 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.       Election of Directors (Proposal 1): Stockholders voted for election of the following candidates:

Director Name	For	Withheld	Broker Non-Votes

Don Gunther	9,147,360	0	178,834
C. Robert Campbell	9,147,360	0	178,834
Trudy Clark	9,147,360	0	178,834
Max Engler	9,147,360	0	178,834
Ibrahim M. Ibrahim	9,147,360	0	178,834
Carl Smith	9,147,360	0	178,834
Nidal Zayed	9,144,420	2,940	178,834

2.       Independent Auditor of Record (Proposal 2): Stockholders ratified BDO USA, LLP as the Company’s independent registered public accounting firm for 2014.

For	Against	Abstentions	Broker Non-Votes
9,167,664	0	0	158,530

3.       Equity Incentive Plan (Proposal 3): Stockholders approved the allocation of an additional 1,000,000 shares to the EIP to cover any and all award types under the plan.

For	Against	Abstentions	Broker Non-Votes
9,144,420	2,940	0	178,834

4.       Advisory vote on Executive Compensation (Proposal 4): Stockholders advisory approval of executive compensation.

For	Against	Abstentions	Broker Non-Votes
9,147,360	0	0	178,834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

	By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

	By:	/s/ Patrick J. Gainer
Patrick J. Gainer
Chief Financial Officer

Dated: December 5, 2014